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                                                             Exhibit 28(h)(2)(d)

                                     FORM OF

                             AMENDMENT NO. 3 TO THE
                               FUND ACCOUNTING AND
                  FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT

     The Lincoln National Life Insurance Company ("Lincoln Life"), each fund in the Lincoln Variable Insurance Products Trust listed on Schedule A (each, a
                                                        ----------
"Fund" and collectively, the "Funds"), and Delaware Service Company, Inc. ("DSC") previously entered into a Fund Accounting and Financial Administration Oversight Agreement dated October 1, 2007 ("Agreement"). The Agreement was amended effective as of December 29, 2009, to, among other things, provide that The Lincoln National Life Insurance Company would no longer be a party to the Agreement. The parties now desire to amend the Agreement in this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

     2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     This Amendment is executed effective as of July 30, 2010.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.


LINCOLN VARIABLE INSURANCE                  DELAWARE SERVICE COMPANY, INC.
PRODUCTS TRUST, on behalf of the Funds
listed on Schedule A


By:                                         By:
    ----------------------------------          --------------------------------
Name: Kevin J. Adamson                      Name:
Title: Second Vice President                Title:


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                                   SCHEDULE A
                                   ----------

                             TO THE FUND ACCOUNTING
            AND FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN
               DELAWARE SERVICE COMPANY, INC. AND LINCOLN VARIABLE
                            INSURANCE PRODUCTS TRUST

                               DATED JULY 30, 2010

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

         LVIP American Balanced Allocation Fund
         LVIP American Global Growth Fund
         LVIP American Global Small Capitalization Fund
         LVIP American Growth Allocation Fund
         LVIP American Growth Fund
         LVIP American Growth-Income Fund
         LVIP American Income Allocation Fund
         LVIP American International Fund
         LVIP Baron Growth Opportunities Fund
         LVIP BlackRock Inflation Protected Bond Fund
         LVIP Capital Growth Fund
         LVIP Cohen & Steers Global Real Estate Fund
         LVIP Columbia Value Opportunities Fund
         LVIP Delaware Bond Fund
         LVIP Delaware Diversified Floating Rate Fund
         LVIP Delaware Foundation(R) Aggressive Allocation Fund
         LVIP Delaware Foundation(R) Conservative Allocation Fund' LVIP Delaware Foundation(R) Moderate Allocation Fund
         LVIP Delaware Growth and Income Fund
         LVIP Delaware Social Awareness Fund
         LVIP Delaware Special Opportunities Fund
         LVIP Global Income Fund
         LVIP J. P. Morgan High Yield Fund
         LVIP Janus Capital Appreciation Fund
         LVIP Marsico International Growth Fund
         LVIP MFS Value Fund
         LVIP Mid-Cap Value Fund
         LVIP Mondrian International Value Fund
         LVIP Money Market Fund
         LVIP SSgA Bond Index Fund
         LVIP SSgA Conservative Index Allocation Fund
         LVIP SSgA Conservative Structured Allocation Fund
         LVIP SSgA Developed International 150 Fund
         LVIP SSgA Emerging Markets 100 Fund
         LVIP SSgA Global Tactical Allocation Fund
         LVIP SSgA International Index Fund


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         LVIP SSgA Large Cap 100 Fund
         LVIP SSgA Moderate Index Allocation Fund
         LVIP SSgA Moderate Structured Allocation Fund
         LVIP SSgA Moderately Aggressive Index Allocation Fund
         LVIP SSgA Moderately Aggressive Structured Allocation Fund LVIP SSgA S&P 500 Index Fund
         LVIP SSgA Small-Cap Index Fund
         LVIP SSgA Small-Mid Cap 200 Fund
         LVIP T. Rowe Price Growth Stock Fund
         LVIP T. Rowe Price Structured Mid-Cap Growth Fund
         LVIP Templeton Growth Fund
         LVIP Turner Mid-Cap Growth Fund
         LVIP Wells Fargo Intrinsic Value Fund
         LVIP Wilshire Conservative Profile Fund
         LVIP Wilshire Moderate Profile Fund
         LVIP Wilshire Moderately Aggressive Profile Fund
         LVIP Wilshire 2010 Profile Fund
         LVIP Wilshire 2020 Profile Fund
         LVIP Wilshire 2030 Profile Fund
         LVIP Wilshire 2040 Profile Fund


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